UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2014

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO	001-33653	31-0854434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, the Company entered into an amended change-in-control agreement with Tayfun Tuzun, its Executive Vice President and Chief Financial Officer. This agreement was amended to: 1) increase the time period applicable to Mr. Tuzun’s Non-Competition Agreement from 1 year to 3 years, 2) provide for actions that in certain circumstances could reduce the benefits payable to Mr. Tuzun if such benefits would otherwise be subject to an excise tax under Section 4999 of the IRS Code or would be subject to a deduction limitation under Section 280G of the IRS Code, and 3) provide that, in the event of both a change in control and termination of employment under certain circumstances: a) the severance benefits payable to Mr. Tuzun would be increased from 1.0 to 2.99 times his base salary plus target annual cash incentive compensation, and b) the insurance benefits payable to Mr. Tuzun would be paid for a period of 3 years instead of 1 year. This agreement was amended in part in recognition of the additional duties and responsibilities that Mr. Tuzun has undertaken since he signed his previous change-in-control agreement on January 17, 2012.

In addition, on February 3, 2014, the Company entered into a change-in-control agreement with Frank R. Forrest, its Executive Vice President & Chief Credit and Risk Officer. This agreement, amongst other things, provides for: 1) a 2 year Non-Competition Agreement, 2) certain actions that in certain circumstances could reduce the benefits payable to Mr. Forrest if such benefits would otherwise be subject to an excise tax under Section 4999 of the IRS Code, 3) in the event of both a change in control and termination of employment under certain circumstances: a) the severance benefits payable to Mr. Forrest would be 2.0 times his base salary plus target annual cash incentive compensation, and b) the insurance benefits payable to Mr. Forrest would be paid for a period of 2 years and 4) certain retirement benefits.

A copy of the form of the amended change-in-control agreement executed by Mr. Tuzun is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the form of change-in-control agreement executed by Mr. Forrest is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary of these agreements is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Amended Executive Agreement dated February 3, 2014, between Fifth Third Bancorp and Tayfun Tuzun.

10.2	Form of Executive Agreement dated February 3, 2014, between Fifth Third Bancorp and Frank Forrest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

February 7, 2014	/s/ Kevin T. Kabat
Kevin T. Kabat
Vice Chairman and Chief Executive Officer